Exhibit 10.1

HOST MARRIOTT CORPORATION

Non-Employee Directors’ Deferred Stock Compensation Plan

As Amended and Restated

Effective January 1, 2005

TABLE OF CONTENTS

ARTICLE I	PURPOSE AND EFFECTIVE DATE	1

1.1	Purpose	1
1.2	Effective Date	1

ARTICLE II	DEFINITIONS	2

2.1	Board	2
2.2	Code	2
2.3	Committee	2
2.4	Company	2
2.5	Contribution Date	2
2.6	Deferral Date	2
2.7	Director	2
2.8	Director Stock Awards	2
2.9	Disability	2
2.10	Exchange Act	2
2.11	Fair Market Value	2
2.12	Fees	3
2.13	Participant	3
2.14	Plan	3
2.15	Secretary	3
2.16	Separation from Service	3
2.17	Shares	3
2.18	Special One-Time Director Stock Awards	3
2.19	Stock Units	3
2.20	Stock Unit Account	3
2.21	Year of Service	3

ARTICLE III	SHARES AVAILABLE UNER THE PLAN	4

ARTICLE IV	ADMINISTRATION	5

ARTICLE V	ELIGIBILITY	6

ARTICLE VI	DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS	7

6.1	General Rule	7
6.2	Timing of Election	7
6.3	Form of Election	7
6.4	Establishment of Stock Unit Account	7
6.5	Credit of Dividend Equivalents	7

ARTICLE VII	DIRECTOR STOCK AWARDS	8

7.1	Qualification and Amount	8
7.2	Vesting	8

ARTICLE VIII	SETTLEMENT OF STOCK UNITS	9

8.1	Settlement of Account	9
8.2	Payment Options	9
8.3	Continuation of Dividend Equivalents	9
8.4	In Kind Dividends	9
8.5	Conversion and Payment of Director Stock Awards	9
8.6	Voting and Dividend Rights	9

ARTICLE IX	SPECIAL ONE-TIME DIRECTOR STOCK AWARDS	10

ARTICLE X	UNFUNDED STATUS	11

ARTICLE XI	DESIGNATION OF BENEFICIARY	12

ARTICLE XII	ADJUSTMENT PROVISIONS	13

ARTICLE XIII	PLAN CONSTRUCTION	14

ARTICLE XIV	GENERAL PROVISIONS	15

14.1	No Right to Continue as a Director	15
14.2	No Shareholder Rights Conferred	15
14.3	Change to the Plan	15
14.4	Consideration	15
14.5	Compliance with Laws and Obligations	16
14.6	Limitations on Transferability	16
14.7	Governing Law	16
14.8	Plan Termination	16

HOST MARRIOTT CORPORATION

NON-EMPLOYEE DIRECTORS’ DEFERRED STOCK COMPENSATION PLAN

WHEREAS, Host Marriott Corporation sponsors the Host Marriott Corporation Non-Employee Directors’ Deferred Stock Compensation Plan (the Plan); and

WHEREAS, HMC desires to amend and restate the Plan to comply with the requirements of Section 409A of the Internal Revenue Code.

NOW, THEREFORE, Host Marriott Corporation hereby adopts this amendment and restatement of the Plan as provided herein, effective as of January 1, 2005.

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1 Purpose. The Host Marriott Corporation Non-Employee Directors’ Deferred Stock Compensation Plan (the “Plan”) is intended to advance the interests of Host Marriott Corporation and its shareholders by providing a means to attract and retain highly-qualified persons to serve as non-employee Directors and to promote ownership by non-employee Directors of a greater proprietary interest in Host Marriott Corporation, thereby aligning such Directors’ interests more closely with the interests of shareholders of Host Marriott Corporation.

1.2 Effective Date. This amendment and restatement of the Plan shall become effective as of January 1, 2005.

ARTICLE II

DEFINITIONS

The following terms shall be defined as set forth below:

2.1 “Board” means the Board of Directors of the Company.

2.2 “Code” means the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

2.3 “Committee” has the meaning set forth in Section 4.1.

2.4 “Company” means Host Marriott Corporation, a Maryland corporation, or any successor thereto.

2.5 “Contribution Date” means the Contribution Date as defined in the Employee Benefits and Other Employment Matters Allocation Agreement between Host Marriott Corporation, Host Marriott, L.P. and Crestline Capital Corporation.

2.6 “Deferral Date” has the meaning set forth in Section 6.4.

2.7 “Director” means any individual who is a member of the Board.

2.8 “Director Stock Awards” means the stock awards described in Article VII of this Plan.

2.9 “Disability” means that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

2.11 “Fair Market Value” means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

2.12 “Fees” means all or part of any retainer and/or fees payable to a non-employee Director in his or her capacity as a Director.

2.13 “Participant” means a Director who is not employed by the Company or its affiliates and who is approved by the Board to participate in this Plan.

2.14 “Plan” has the meaning set forth in Section 1.1.

2.15 “Secretary” means the Corporate Secretary or any Assistant Corporate Secretary of the Company.

2.16 “Separation from Service” shall have the meaning set forth in Section 409A of the Code.

2.17 “Shares” means shares of the common stock of Company, par value $1.00 per share, for the period before the Contribution Date, and shares of the Company, par value $0.01 per share, for the period beginning on or after the Contribution Date.

2.18 “Special One-Time Director Stock Awards” means the stock awards described in Article IX of this Plan.

2.19 “Stock Units” means the credits to a Participant’s Stock Unit Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.20 “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 6.4.

2.21 “Year of Service” means service as a Director for a twelve (12) consecutive month period commencing on the date on which the Director is first elected or appointed to the Board of Directors.

ARTICLE III

SHARES AVAILABLE UNDER THE PLAN

Subject to adjustment as provided in Article XII, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan shall not exceed 500,000. Such Shares may include authorized but unissued Shares or treasury Shares.

ARTICLE IV

ADMINISTRATION

4.1 This Plan shall be administered by the Board’s Compensation Policy Committee (the “Committee”), or such other committee which shall be composed of “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act as may be designated by the Board. Notwithstanding the foregoing, no Director who is a Participant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

4.2 It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limitations in Section 4.1 and other explicit provisions of this Plan.

ARTICLE V

ELIGIBILITY

5.1 Each Director who is not an employee of the Company or its affiliates shall be eligible to defer Fees under Article VI of this Plan and to receive Director Stock Awards under Article VII of this Plan.

5.2 If such Director subsequently becomes an employee of the Company (or any of its subsidiaries), but does not incur a Separation from Service, such Director shall (a) continue as a Participant with respect to Fees previously deferred and (b) cease eligibility with respect to all future Fees, if any, earned while an employee and with respect to any further Director Stock Awards.

5.3 This Section 5.3 shall be effective as of the date the ownership limit of Article VIII of Host Marriott Corporation’s Articles of Amendment and Restatement of Articles of Incorporation become effective. Notwithstanding any other provision to the contrary, a Director shall not be eligible to participate in the Plan and shall cease to be a Participant, to the extent such Director was a Participant immediately before the application of this Section 5.3 to such Director, if the participation of such Director would violate the ownership limits set forth in Article VIII of Host Marriott Corporation’s Articles of Amendment and Restatement of Articles of Incorporation.

ARTICLE VI

DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENT

6.1 General Rule. Each Director may, in lieu of receipt of Fees, defer such Fees in accordance with this Article VI, provided that such Director is eligible under Article V of this Plan to defer such Fees at the date any such Fees are otherwise payable.

6.2 Timing of Election. Each eligible Director who wishes to defer Fees under this Plan must make an irrevocable written election prior to the start of the calendar year for which the Fees would otherwise be paid; provided, however, that with respect to any election made by a newly-elected or appointed Director, the following special rule shall apply: The election must be made with respect to services to be performed subsequent to the election within 30 days after the date the Director becomes eligible to participate in the Plan. An election by a Director shall be deemed to be continuing and therefore applicable to Fees to be paid in future years unless the Director revokes or changes such election by filing a new election form prior to the start of the calendar year for which the Fees would otherwise be paid or ceases to be a Participant in accordance with Section 5.3.

6.3 Form of Election. An election shall be made by completing and filing the specified election form with the Secretary of the Company within the period described in Section 6.2. At minimum, the form shall require the Director to specify the following:

(a) a percentage of the Fees to be deferred into the Stock Unit Account; and

(b) the manner of settlement in accordance with Section 8.2.

In the event Directors’ Fees are increased or decreased during any calendar year, a Participant’s election in effect for such year will apply to the specified percentage of Fees as increased or decreased.

6.4 Establishment of Stock Unit Account. The Company will establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant’s Stock Unit Account as of the date the Fees would otherwise have been paid to the Participant (the “Deferral Date”) and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to at least three (3) decimal places.

6.5 Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to (a) the per-share cash dividend payable with respect to a Share on such dividend payment date, (b) multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend, (c) divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing formula and, if their value is not readily determinable, shall be credited “in kind” to the Participant’s Stock Unit Account.

ARTICLE VII

DIRECTOR STOCK AWARDS

7.1 Qualification and Amount. Effective as of the annual meeting of Shareholders on May 14, 1997, Participants will be entitled to receive an annual Director Stock Award equal to seven hundred and fifty (750) Shares. Commencing with the annual meeting on May 20, 1999, Participants will be entitled to receive, effective immediately following each annual meeting of Shareholders, an annual Director Stock Award equal to the number of Shares derived by dividing (a) the amount of the annual retainer fee to be paid to Participants for the year in question by (b) the Fair Market Value of a Share on the date immediately preceding the date of the annual meeting. Notwithstanding any other provision, however, a Participant shall not be entitled to receive an annual Director Stock Award if such award would violate the ownership limits set forth in Section 5.3.

7.2 Vesting. A Participant’s annual Director Stock Award will be fully vested and nonforfeitable when granted.

ARTICLE VIII

SETTLEMENT OF STOCK UNITS AND DIRECTOR STOCK AWARDS

8.1 Settlement of Account. The Company will settle a Participant’s Stock Unit Account in the manner described in Section 8.2 as soon as administratively feasible following notification of such Participant’s Separation from Service.

8.2 Payment Options. An election filed under Article VI shall specify whether the Participant’s Stock Unit Account is to be settled by delivering to the Participant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant’s Stock Unit Account, in (a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum distribution or final distribution of an installment, less than one whole Stock Unit is credited to a Participant’s Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution

8.3 Continuation of Dividend Equivalents. If payment of Stock Units is deferred and paid in installments, the Participant’s Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

8.4 In Kind Dividends. If any “in kind” dividends were credited to the Participant’s Stock Unit Account under Section 6.5, such dividends shall be payable to the Participant in full on the date of the first distribution of Shares under Section 8.2.

8.5 Conversion and Payment of Director Stock Awards. The Company will convert Director Stock Awards into Shares upon a Participant’s Termination of Service. The Company will distribute Director Stock Awards, pursuant to the Participant’s written, irrevocable election submitted in advance of the grant of each Director Stock Award, in either (a) one lump-sum distribution or (b) substantially equal annual installments over a ten (10) year period.

8.6 Voting and Dividend Rights. A Participant will have voting and dividend rights with respect to the Shares attributable to the conversion of Director Stock Awards once converted in accordance with Section 8.5 whether or not some or all of the Shares have been distributed to the Participant.

ARTICLE IX

SPECIAL ONE-TIME DIRECTOR STOCK AWARDS

9.1 Special One-Time Director Stock Awards. Subject to Section 9.2, Participants who are Directors as of May 1, 1997, will receive a Special One-Time Director Stock Award as follows:

Name of Director	Special One-Time Director Stock Award
R. Theodore Ammon	4,000 Shares
Robert M. Baylis	7,000 Shares
Ann Dore McLaughlin	7,000 Shares
Harry L. Vincent, Jr.	7,000 Shares

9.2 Vesting. An eligible Participant’s Special One-Time Director Stock Award will become vested and nonforfeitable with respect to ten percent (10%) of the Special One-Time Director Stock Award for each Year of Service completed by such Participant, including Years of Service prior to the date of grant of the Special One-Time Director Stock Award. A Participant’s Special One-Time Director Stock Award will become fully vested and nonforfeitable upon the Participant’s death or Disability.

9.3 Conversion and Payment of Special One-Time Director Stock Awards. The Company will convert Special One-Time Director Stock Awards into Shares upon an eligible Participant’s Separation from Service. The Company will distribute Special One-Time Director Stock Awards, pursuant to the Participant’s written, irrevocable election submitted to the Secretary of the Company by May 14, 1997, in either (a) one lump-sum distribution or (b) substantially equal annual installments over a ten (10) year period.

ARTICLE X

UNFUNDED STATUS

The interest of each Participant in any Fees deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award or in any Special One-Time Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, “in kind” dividends) credited thereto, Director Stock Awards and Special One-Time Director Stock Awards shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

ARTICLE XI

DESIGNATION OF BENEFICIARY

Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the Shares described in Sections 8.2, 8.5 or 9.3 in the event of such Participant’s death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant’s death.

ARTICLE XII

ADJUSTMENT PROVISIONS

In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of Participants’ rights under this Plan, then the Board or Committee will make an adjustment, if any, determined in its sole discretion to be appropriate or necessary, in the number or kind of Shares to be delivered upon settlement of Stock Unit Accounts, Director Stock Awards or Special One-Time Director Stock Awards under Articles VIII or IX.

ARTICLE XIII

PLAN CONSTRUCTION

It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule l6b-3 under the Exchange Act in the connection with the deferral of Fees so that Participants will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation of the Plan shall be avoided.

ARTICLE XIV

GENERAL PROVISIONS

14.1 No Right to Continue as a Director. Nothing contained in this Plan will confer upon any Participant any right to continue to serve as a Director.

14.2 No Shareholder Rights Conferred. Except for dividend equivalents under Section 6.5 and voting and dividend rights under Section 8.6, nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact converted, issued or transferred to such Participant in accordance with Article VIII.

14.3 Change to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company’s shareholders at the next annual meeting of shareholders having a record date after the date such action was taken if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted or if the Board determines in its discretion to seek such shareholder approval. Notwithstanding anything to the contrary in the Plan, if and to the extent the Company shall determine that the terms of the Plan may result in the failure of the Plan, or amounts deferred by or for any Participant under the Plan, to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Company shall have authority to take such action to amend, modify, cancel or terminate the Plan or distribute any or all of the amounts deferred by or for a Participant, as it deems necessary or advisable, including without limitation:

(i) Any amendment or modification of the Plan to conform the Plan to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any applicable to any Participant’s Accounts regarding the timing or form of payment).

(ii) Immediate payment to the Participant of the amount otherwise payable to such Participant.

Any such amendment, modification, cancellation, or termination of the Plan may adversely affect the rights of a Participant without the Participant’s consent.

14.4 Consideration. The consideration for Shares issued or delivered in lieu of payment of Fees will be the Director’s service during the period to which the Fees paid in the form of Shares related.

14.5 Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities or tax law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, the Company’s Articles of Amendment and Restatement of Articles of Incorporation, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

14.6 Limitations on Transferability. Stock Units, Director Stock Awards, Special One-Time Director Stock Awards and any other right under the Plan that may constitute a “derivative security’ as generally defined in Rule 16a-l(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant’s death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant’s estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the terms of this Plan (including, but not limited to, the requirements of Section 5.3), the registration of the offer and sale of Shares on Form S-8 or a successor registration form of the Securities and Exchange Commission. Stock Units, Director Stock Awards, Special One-Time Director Stock Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

14.7 Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those governing contracts) of the State of Maryland, without giving effect to principles of conflicts of laws, and applicable federal law.

14.8 Plan Termination. Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.

CERTIFICATE OF SECRETARY

I, the undersigned secretary of Host Marriott Corporation (the “Corporation”), do hereby certify that the attached copy of the Host Marriott Corporation Non-Employee Directors’ Deferred Stock Compensation Plan as amended and restated (the “Plan”) is a true and correct copy of the Plan and that there have been no amendments or modifications to the Plan that are not reflected in this copy.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of Host Marriott Corporation as of the      day of December, 2004.

Elizabeth A. Abdoo
Secretary

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